Exhibit 99.1

For Further Information:

Quality Systems, Inc.	CCG Investor Relations
18111 Von Karman Avenue, Suite 600	10960 Wilshire Blvd., Suite 2050
Irvine, CA 92612	Los Angeles, CA 90024
Phone: (949) 255-2600	Phone: (310) 477-9800
www.qsii.com	www.ccgir.com
CONTACT:	Paul Holt,	CONTACT:	Sean Collins,
CFO	Senior Partner

FOR IMMEDIATE RELEASE:

QUALITY SYSTEMS REPORTS SECOND QUARTER RESULTS

IRVINE, Calif.--(BUSINESS WIRE)— October 31, 2008-- Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2009 second quarter ended September 30, 2008. The Company posted record net revenues of $59.0 million in the second quarter, an increase of 31% from the $45.1 million generated during the same quarter of the prior year. The Company reported net income of $10.5 million, an increase of 9% over net income of $9.7 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.37 in the quarter, an increase of 6% over the fully diluted $0.35 per share earnings recorded in same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $54.9 million, up 33% over the same quarter prior year and record operating income of $19.3 million, up 23% over the same quarter of the prior year. The Company’s Healthcare Strategic Initiatives acquisition, contributed approximately $4.2 million to NextGen revenue during the quarter.

Proxy related expenses and higher than normal legal expenses reduced earnings by approximately $0.05 in the quarter.

Quality Systems, Inc. will hold a conference call to discuss first quarter financial results October 31, 2008 at 11:00 a.m. EDT (8:00 a.m. PDT). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Friday, October 31, 2008 at 2:00 p.m. EST through Friday, November 7, 2008 at midnight EST. To access the replay dial 800-642-1687 and enter the conference ID number 70834963.

A transcript of the conference call will be made available on the QSII web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, revenue cycle management, connectivity, and other applications and services for medical and dental group practices. Visit www.qsii.com, www.nextgen.com and www.hsillc.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues:
Software, hardware and supplies	$21,297	$18,514	$42,666	$35,253
Implementation and training services	3,486	3,182	7,071	6,430
System sales	24,783	21,696	49,737	41,683

Maintenance	17,234	13,442	34,370	26,001
Electronic data interchange services	6,985	5,406	13,655	10,430
Revenue cycle management and related services	4,527	222	6,484	356
Other services	5,452	4,380	9,959	8,708
Maintenance, EDI, revenue cycle management and other services	34,198	23,450	64,468	45,495
Total revenue	58,981	45,146	114,205	87,178

Cost of revenue:
Software, hardware and supplies	3,395	2,477	6,882	4,966
Implementation and training services..	2,626	2,423	5,640	4,832
Total cost of system sales	6,021	4,900	12,522	9,798

Maintenance	2,947	3,033	6,030	6,159

Electronic data interchange services	5,256	3,742	10,147	7,251
Revenue cycle management and related services	3,132	138	4,437	236
Other services	3,866	2,962	7,313	5,873
Total cost of maintenance, EDI, revenue cycle management and other services	15,201	9,875	27,927	19,519
	21,222	14,775	40,449	29,317
Gross profit	37,759	30,371	73,756	57,861

Operating expenses:
Selling, general and administrative	18,283	13,188	33,535	25,831

Research and development costs	3,342	2,688	6,461	5,488
Total operating expenses	21,625	15,876	39,996	31,319
Income from operations	16,134	14,495	33,760	26,542

Interest income	340	645	714	1,384

Income before provision for income taxes	16,474	15,140	34,474	27,926
Provision for income taxes	5,975	5,468	12,861	10,314

Net income	$10,499	$9,672	$21,613	$17,612

Net income per share:

Basic	$0.38	$0.35	$0.78	$0.65

Diluted	$0.37	$0.35	$0.77	$0.64

Weighted average shares outstanding:

Basic	27,930	27,287	27,699	27,211

Diluted	28,211	27,718	28,014	27,696
Dividends declared per common share	$0.30	$0.25	$0.55	$0.50

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	September 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$67,880	$59,046
Restricted cash	2,002	—
Marketable securities	—	2,500
Accounts receivable, net	90,250	76,585
Inventories, net	1,080	1,024
Income tax receivable	5,526	—
Net current deferred tax assets	6,395	6,397
Other current assets	4,425	4,596
Total current assets	177,558	150,148

Marketable securities	12,702	20,124
Equipment and improvements, net	5,142	4,773
Capitalized software costs, net	9,559	8,852
Intangibles, net	5,267	—
Goodwill	12,659	1,840
Other assets	2,220	2,171
Total assets	$225,107	$187,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,095	$4,685
Deferred revenue	45,844	44,389
Accrued compensation and related benefits	8,771	8,346
Income taxes payable	—	1,541
Dividends payable	8,460	6,861
Other current liabilities	12,408	4,394
Total current liabilities	79,578	70,216

Deferred revenue, net of current	271	506
Net deferred tax liabilities	1,792	1,575
Deferred compensation	1,966	1,906
Total liabilities	83,607	74,203

Commitments and contingencies

Shareholders’ equity:
Common stock $0.01 par value; authorized 50,000 shares; issued and outstanding 28,292 and 27,448 shares at September 30, 2008 and March 31, 2008, respectively	283	274
Additional paid-in capital	97,976	75,556
Retained earnings	44,235	38,071
Accumulated other comprehensive loss, net of tax	(994)	(196)
Total shareholders’ equity	141,500	113,705
Total liabilities and shareholders’ equity	$225,107	$187,908